Tuesday, January 25, 2022 FOR IMMEDIATE RELEASE Washington Federal Announces Increase in its Cash Dividend and Completion of its Board Succession Plan SEATTLE, WASHINGTON – Today, the Board of Directors of Washington Federal, Inc. (Nasdaq: WAFD) (the “Company”), parent company of Washington Federal Bank, National Association “WaFd Bank” announced a regular quarterly cash dividend of 24 cents per share. The dividend will be paid February 18, 2022 to common shareholders of record as of February 4, 2022. This will be Washington Federal’s 156th consecutive quarterly cash dividend. As previously announced on July 1, 2021, both Chairman Thomas Kelley and Director Barbara Smith retired following the Annual Meeting today and Director Stephen Graham has been appointed Chairman of the Board. The Company also announced that Brent Beardall, President and CEO of WaFd Bank, has been appointed Vice-Chairman of the Board. Washington Federal, Inc. is the parent company of Washington Federal Bank, a national bank that operates branches in Washington, Oregon, Idaho, Utah, Nevada, Arizona, Texas and New Mexico. Established in 1917, the bank provides consumer and commercial deposit accounts, financing for small- to middle-market businesses, commercial real estate and residential real estate, including consumer mortgages, home equity lines of credit and insurance products through a subsidiary. As of December 31, 2021, the Company operated 219 branches and reported $20.0 billion in assets, $15.9 billion in deposits and $2.1 billion in shareholders’ equity. Important Cautionary Statements The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2021 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

2 This press release contains statements about the Company’s future that are not statements of historical fact. These statements are “forward looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions signify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance. By their nature, forward-looking statements involve inherent risk and uncertainties, which change over time; and actual performance could differ materially from those anticipated by any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement. To find out more about WaFd Bank, please visit our website www.wafdbank.com. WaFd Bank uses its website to distribute financial and other material information about the Company. # # # Contact: Washington Federal, Inc. 425 Pike Street, Seattle, WA 98101 Brad Goode, SVP, Chief Marketing Officer 206-626-8178 Brad.Goode@wafd.com